Dallas, TX/October 20, 2021
THIRD QUARTER 2021 NET INCOME OF $262 MILLION, $1.90 PER SHARE
Solid Loan Performance Overshadowed by PPP Forgiveness
General Middle Market Loans Up 3 Percent Excluding PPP
Strong Deposit Growth and Credit Quality Continued
Repurchased $220 Million, or 3.0 Million Common Shares, Under Program
“We generated earnings of $1.90 per share and an ROE of 13.53 percent in the third quarter," said Curt C. Farmer, Comerica Chairman, President and Chief Executive Officer. "Solid loan growth in a number of business lines was overshadowed by headwinds from PPP loan forgiveness and reduced auto dealer loans due to supply constraints. We continued to drive strong deposit growth, robust fee income, and excellent credit quality. Revenue increased quarter over quarter and year over year, despite the low-rate environment. Our efficiency ratio was stable as we remained focused on managing expenses while supporting our revenue-generating activities. Also, we repurchased over 3 million shares, reducing our share count by over 2 percent. We expect economic metrics to remain relatively strong over the next year, which bodes well for growth.”

(dollar amounts in millions, except per share data)	3rd Qtr '21	2nd Qtr '21	3rd Qtr '20
FINANCIAL RESULTS
Net interest income	$475	$465	$458
Provision for credit losses	(42)	(135)	5
Noninterest income	280	284	252
Noninterest expenses (a)	465	463	438
Pre-tax income (a)	332	421	267
Provision for income taxes (a)	70	93	50
Net income (a)	$262	$328	$217
Diluted earnings per common share (a)	$1.90	$2.32	$1.48
Average loans	48,135	49,828	52,013
Average deposits	79,115	75,520	68,763
Return on average assets (a)	1.14%	1.50%	1.02%
Return on average common shareholders' equity (a)	13.53	17.10	11.14
Net interest margin	2.23	2.29	2.33
Common equity Tier 1 capital ratio (b)	10.21	10.35	10.25
Tier 1 capital ratio (b)	10.79	10.93	10.84
Common equity ratio	7.84	8.53	8.94
Common shareholders' equity per share of common stock	$56.55	$56.28	$53.78
Tangible common equity per share of common stock (c)	51.61	51.43	49.20
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
(b)Estimated for September 30, 2021. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(c)See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Third Quarter 2021 Compared to Second Quarter 2021 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $1.7 billion to $48.1 billion, including a $1.8 billion decline to $1.7 billion in Paycheck Protection Program (PPP) loans driven by forgiveness activity.
•Decreases of $603 million in National Dealer Services, $424 million in Business Banking, $406 million in general Middle Market and $235 million in Retail Banking, partially offset by increases of $255 million in Equity Funds Services and $162 million in Environmental Services.
•Excluding the impact of PPP loans, average loans increased $106 million, primarily from increases of $357 million in general Middle Market, $255 million in Equity Funds Services and $192 million in Environmental Services, partially offset by a decrease of $498 million in National Dealer Services.
•Average loan yields increased 14 basis points to 3.39 percent, primarily driven by the net impact of PPP forgiveness activity.
Securities increased $566 million, or 4 percent, to $16.0 billion.
•Increase of $1.3 billion in mortgage-backed securities due to continued deployment of excess liquidity, partially offset by a $712 million decrease in Treasury securities related to maturities.
•Average yield on securities decreased 6 basis points to 1.76 percent due to lower yields on reinvestments.
Deposits increased $3.6 billion, or 5 percent, to $79.1 billion.
•Broad-based growth as interest-bearing and noninterest-bearing deposits increased $2.0 billion and $1.6 billion, respectively, due to customers' solid profitability and capital markets activity as well as the liquidity injected into the economy through fiscal and monetary actions.
•The average cost of interest-bearing deposits was stable at 6 basis points.
Net interest income increased $10 million to $475 million.
•Increase driven by an additional day in the third quarter, higher loan fees and the deployment of excess liquidity, partially offset by lower rates.
•Net interest margin decreased 6 basis points to 2.23 percent, primarily due to an increase in lower-yielding deposits held with the Federal Reserve Bank, partially offset by the net impact of PPP forgiveness.
Provision for credit losses increased $93 million to a benefit of $42 million.
•The allowance for credit losses decreased $44 million to $639 million at September 30, 2021, reflecting a reduction in criticized loans and sustained favorable economic forecasts. As a percentage of total loans, the allowance for credit losses was 1.33 percent, a decrease of 3 basis points.
•Net loan charge-offs were $2 million, or 0.01 percent of average loans.
Noninterest income decreased $4 million to $280 million.
•Increases of $7 million in warrant-related income, $4 million in commercial lending fees and $3 million each in bank-owned life insurance and service charges on deposit accounts were more than offset by decreases of $12 million in card fees, $6 million in deferred compensation asset returns (offset in other noninterest expenses) and smaller decreases in other categories.
Noninterest expenses increased $2 million to $465 million.
•Increases of $5 million in salaries and benefits expense, $4 million in consulting fees and smaller increases in other categories were partially offset by decreases of $6 million in outside processing fee expense and $5 million in litigation-related expenses.
◦The increase in salaries and benefits expense included an increase of $12 million in performance-based compensation partially offset by a decrease of $6 million in deferred compensation expense (offset in other noninterest income).
•Efficiency ratio remained stable at 62 percent.
Provision for income taxes decreased $23 million to $70 million.
•Included discrete tax benefits of $5 million related to annual federal filings and certain state matters.
Capital position remained solid with a common equity Tier 1 capital ratio of 10.21 percent and a Tier 1 capital ratio of 10.79 percent.
•Returned a total of $309 million to common shareholders through share repurchases and dividends.
◦Repurchased $220 million of common stock (3.0 million shares) under the share repurchase program.
◦Declared dividend of $6 million on preferred stock, payable October 1, 2021.

Third Quarter 2021 Compared to Third Quarter 2020 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $3.9 billion, or 7 percent, including a $2.1 billion decrease in PPP loans.
•Decreases in National Dealer Services, Mortgage Banker Finance, Energy, Business Banking, general Middle Market and Technology and Life Sciences more than offset an increase in Equity Fund Services.
◦Excluding a $768 million decline in PPP loans, general Middle Market loans increased by $212 million.
•Average yield on loans increased 26 basis points, primarily driven by the impact of PPP loan forgiveness.
Securities increased $2.1 billion, or 15 percent.
•Reflects investment of excess liquidity into mortgage-backed securities, partially offset by decreases in Treasury securities related to maturities.
•Average yield on securities decreased 37 basis points, reflecting lower rates.
Deposits increased $10.4 billion, or 15 percent.
•Noninterest-bearing and interest-bearing deposits increased $6.1 billion and $4.3 billion, respectively, due to customers' solid profitability and capital markets activity as well as the liquidity injected into the economy through fiscal and monetary actions.
•Interest-bearing deposit costs decreased 11 basis points, reflecting prudent management of relationship pricing in a low interest rate environment.
Net interest income increased $17 million.
•Higher loan fees driven by PPP loan forgiveness as well as a decrease in deposit costs.
Provision for credit losses decreased $47 million.
•The allowance for credit losses decreased $399 million, primarily reflecting the economy re-opening as well as improvements in the economic forecast and in the Energy portfolio since the onset of the pandemic last year. As a percentage of total loans, the allowance for credit losses decreased 65 basis points.
Noninterest income increased $28 million.
Effective January 1, 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned by derivative income. See Reconciliations of Previously Reported Balances.
•Increases in commercial lending fees, derivative income, fiduciary income and service charges on deposit accounts, partially offset by a decrease in deferred compensation asset returns (offset in noninterest expenses).
Noninterest expenses increased $27 million.
Effective January 1, 2021, the Corporation adopted a change in accounting method for certain components of expense related to the defined benefit pension plan. See Reconciliations of Previously Reported Balances.
•Increases in salaries and benefits expense, outside processing fee expense and consultant fees, partially offset by a decrease in pension expense (non-salary).

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	3rd Qtr '21	2nd Qtr '21	3rd Qtr '20
Net interest income	$475	$465	$458
Net interest margin	2.23%	2.29%	2.33%
Selected balances:
Total earning assets	$84,788	$81,533	$78,555
Total loans	48,135	49,828	52,013
Total investment securities	15,969	15,403	13,850
Federal Reserve Bank deposits	20,176	15,701	12,260

Total deposits	79,115	75,520	68,763
Total noninterest-bearing deposits	41,984	40,340	35,934
Medium- and long-term debt	2,864	2,858	5,940
Net interest income increased $10 million, and net interest margin decreased 6 basis points compared to second quarter 2021.
•Interest income on loans increased $7 million and improved net interest margin by 6 basis points, primarily due to the net impact of PPP activity (+$2 million, +5 basis points), one additional day in the quarter (+$4 million), higher fees (+$3 million, +2 basis points) and higher non-PPP loan balances (+$2 million), which were partially offset by lower short-term rates (-$4 million, -1 basis point).
◦PPP income for the third quarter totaled $34 million, or 16 basis points, including $26 million in net accelerated fees resulting from forgiveness and $8 million in interest and regular amortization of deferred net fees combined.
•Interest income on investment securities was stable, but reduced net interest margin by 2 basis points, as the net impact of yields (-$4 million, -2 basis points) was offset by portfolio growth (+$4 million).
•Interest income on short-term investments increased $3 million and reduced net interest margin by 10 basis points, reflecting an increase in lower-yielding deposits with the Federal Reserve (+$2 million, -11 basis points) and a 5 basis point increase in the yield (+$1 million, +1 basis point).

Credit Quality
"Credit quality was excellent in the third quarter with net charge-offs of only $2 million, and criticized loans have declined to well below our historic average level," said Farmer. “Our reserve ratio decreased slightly to 1.33 percent, which reflects the positive outlook for the economy and our portfolio. Overall, our customers quickly adapted and navigated a very challenging environment. However, we remain vigilant given potential stress on our customers from lingering pandemic effects including supply chain disruptions, labor constraints and inflation. We expect our portfolio will continue to perform well, and the reserve ratio should move toward pre-pandemic levels over time."

(dollar amounts in millions)	3rd Qtr '21	2nd Qtr '21	3rd Qtr '20
Credit-related charge-offs	$26	$8	$53
Recoveries	24	19	20
Net credit-related (recoveries) charge-offs	2	(11)	33
Net credit-related charge-offs/Average total loans	0.01%	(0.09)%	0.26%
Provision for credit losses	$(42)	$(135)	$5

Nonperforming loans	295	319	325
Nonperforming assets (NPAs)	296	320	335
NPAs/Total loans and foreclosed property	0.62%	0.64%	0.64%
Loans past due 90 days or more and still accruing	$12	$27	$29
Allowance for loan losses	609	652	978
Allowance for credit losses on lending-related commitments (a)	30	31	60
Total allowance for credit losses	639	683	1,038
Allowance for credit losses/Period-end total loans	1.33	1.36	1.98
Allowance for credit losses/Period-end total loans excluding PPP loans	1.35	1.44	2.14
Allowance for credit losses/Nonperforming loans	2.2x	2.1x	3.2x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses decreased $44 million to $639 million, or 1.33 percent of total loans, primarily reflecting a reduction in criticized loans, growing economic confidence and sustained favorable economic forecasts, although some level of uncertainty remains.
•Criticized loans decreased $358 million to $1.8 billion, or 4 percent of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦Criticized loans decreased in nearly all business lines, led by decreases of $262 million in general Middle Market and $75 million in Energy.
•Nonperforming assets decreased $24 million to $296 million, or 0.62 percent of total loans and foreclosed property compared to 0.64 percent in second quarter 2021.
◦Nonperforming assets in Energy decreased by $24 million.
◦Loans transferred to nonaccrual totaled $55 million, a decrease of $7 million.
•Net charge-offs totaled $2 million, compared to net recoveries of $11 million in second quarter 2021.
◦Energy net recoveries totaled $16 million, compared to $12 million.

Outlook
This outlook is based on management expectations for continued economic growth.

Fourth Quarter 2021 Compared to Third Quarter 2021

Average loans
•Non-PPP portfolio to have growth in general Middle Market and several other business lines, partly offset by a decline in Mortgage Banker Finance. This growth is expected to be more than offset by forgiveness of the bulk of PPP loans.

Average deposits	•Deposits to remain strong.
Net interest income	•Non-PPP portfolio to have lower loan fees from elevated levels mostly offset by loan growth; this is expected to be more than offset by lower PPP-related income.
Credit quality	•Strong credit quality continues.
Noninterest income	•Growth in several customer-related fee categories, more than offset by lower commercial loan fees and warrant and BOLI income.
Noninterest expenses	•Increases in seasonal expenses and technology investments, offset by lower compensation expense from elevated level.
Tax rate	•Income tax expense for full-year 2021 to be between 22 and 23 percent of pre-tax income, excluding discrete items.
Capital	•CET1 target of approximately 10 percent.

Strategic Lines of Business and Markets
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at September 30, 2021. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Third Quarter 2021 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2021 financial results at 7 a.m. CT Wednesday, October 20, 2021. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 6988106). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2020. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Wendy Bridges	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Louis H. Mora	Amanda Perkins
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2021	2021	2020	2021	2020
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share (a)	$1.90	$2.32	$1.48	$6.67	$1.90
Cash dividends declared	0.68	0.68	0.68	2.04	2.04
Average diluted shares (in thousands)	134,322	138,070	139,673	137,800	140,243
PERFORMANCE RATIOS
Return on average common shareholders' equity (a)	13.53%	17.10%	11.14%	16.23%	4.81%
Return on average assets (a)	1.14	1.50	1.02	1.43	0.46
Efficiency ratio (a), (b)	61.57	61.66	61.74	61.92	59.08
CAPITAL
Common equity tier 1 capital (c), (d)	$6,965	$7,004	$6,805
Tier 1 capital (c), (d)	7,359	7,398	7,199
Risk-weighted assets (c)	68,193	67,685	66,405
Common equity tier 1 capital ratio (c), (d)	10.21%	10.35%	10.25%
Tier 1 capital ratio (c), (d)	10.79	10.93	10.84
Total capital ratio (c)	12.51	12.95	13.12
Leverage ratio (c)	8.08	8.45	8.60
Common shareholders' equity per share of common stock	$56.55	$56.28	$53.78
Tangible common equity per share of common stock (d)	51.61	51.43	49.20
Common equity ratio	7.84%	8.53%	8.94%
Tangible common equity ratio (d)	7.20	7.85	8.24
AVERAGE BALANCES
Commercial loans	$28,244	$30,042	$32,226	$29,741	$32,289
Real estate construction loans	3,160	4,191	4,037	3,826	3,830
Commercial mortgage loans	11,165	10,093	9,978	10,408	9,806
Lease financing	580	578	601	583	592
International loans	1,075	1,034	1,052	1,024	1,064
Residential mortgage loans	1,816	1,817	1,961	1,814	1,904
Consumer loans	2,095	2,073	2,158	2,112	2,221
Total loans	48,135	49,828	52,013	49,508	51,706
Earning assets	84,788	81,533	78,555	81,637	74,030
Total assets	91,353	87,860	84,268	87,949	79,742
Noninterest-bearing deposits	41,984	40,340	35,934	39,912	31,809
Interest-bearing deposits	37,131	35,180	32,829	35,459	31,482
Total deposits	79,115	75,520	68,763	75,371	63,291
Common shareholders' equity	7,523	7,563	7,439	7,610	7,438
Total shareholders' equity	7,917	7,957	7,834	8,004	7,622
NET INTEREST INCOME
Net interest income	$475	$465	$458	$1,383	$1,442
Net interest margin	2.23%	2.29%	2.33%	2.27%	2.61%
CREDIT QUALITY
Nonperforming assets	$296	$320	$335
Loans past due 90 days or more and still accruing	12	27	29
Net credit-related charge-offs	2	(11)	33	$(6)	$167
Allowance for loan losses	609	652	978
Allowance for credit losses on lending-related commitments	30	31	60
Total allowance for credit losses	639	683	1,038
Allowance for credit losses as a percentage of total loans	1.33%	1.36%	1.98%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.01	(0.09)	0.26	(0.02%)	0.43%
Nonperforming assets as a percentage of total loans and foreclosed property	0.62	0.64	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.2x	2.1x	3.2x
OTHER KEY INFORMATION
Number of banking centers	433	431	433
Number of employees - full time equivalent	7,459	7,532	7,738
(a)    See Reconciliations of Previously Reported Balances.
(b)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares.
(c)    September 30, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance.
(d)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2021	2021	2020	2020
	(unaudited)	(unaudited)	(recast)	(unaudited)
ASSETS
Cash and due from banks	$1,050	$1,008	$1,031	$988
Interest-bearing deposits with banks	22,539	15,493	14,736	10,153
Other short-term investments	187	183	172	160
Investment securities available-for-sale	16,846	15,837	15,028	15,090
Commercial loans	28,355	30,207	32,753	32,604
Real estate construction loans	3,010	3,172	4,082	4,146
Commercial mortgage loans	11,215	11,334	9,912	10,002
Lease financing	569	589	594	601
International loans	1,131	1,036	926	923
Residential mortgage loans	1,813	1,807	1,830	1,927
Consumer loans	2,102	2,083	2,194	2,166
Total loans	48,195	50,228	52,291	52,369
Allowance for loan losses	(609)	(652)	(948)	(978)
Net loans	47,586	49,576	51,343	51,391
Premises and equipment	447	454	459	456
Accrued income and other assets	5,874	5,804	5,360	5,393
Total assets	$94,529	$88,355	$88,129	$83,631
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$44,093	$40,514	$39,420	$36,533
Money market and interest-bearing checking deposits	32,932	30,319	28,540	26,948
Savings deposits	3,125	3,095	2,710	2,588
Customer certificates of deposit	2,091	2,115	2,133	2,300
Foreign office time deposits	43	23	66	90
Total interest-bearing deposits	38,191	35,552	33,449	31,926
Total deposits	82,284	76,066	72,869	68,459
Short-term borrowings	—	—	—	10
Accrued expenses and other liabilities	1,605	1,504	1,482	1,534
Medium- and long-term debt	2,837	2,854	5,728	5,754
Total liabilities	86,726	80,424	80,079	75,757
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,170	2,163	2,185	2,179
Accumulated other comprehensive (loss) income (a)	(207)	(120)	64	18
Retained earnings (a)	10,366	10,202	9,727	9,609
Less cost of common stock in treasury - 97,158,441 shares at 9/30/21, 94,247,402 shares at 6/30/21, 88,997,430 shares at 12/31/20 and 89,095,470 shares at 9/30/20	(6,061)	(5,849)	(5,461)	(5,467)
Total shareholders' equity	7,803	7,931	8,050	7,874
Total liabilities and shareholders' equity	$94,529	$88,355	$88,129	$83,631
Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$411	$408	$1,201	$1,359
Interest on investment securities	70	72	209	220
Interest on short-term investments	8	4	17	25
Total interest income	489	484	1,427	1,604
INTEREST EXPENSE
Interest on deposits	5	15	17	91
Interest on short-term borrowings	—	—	—	1
Interest on medium- and long-term debt	9	11	27	70
Total interest expense	14	26	44	162
Net interest income	475	458	1,383	1,442
Provision for credit losses	(42)	5	(359)	554
Net interest income after provision for credit losses	517	453	1,742	888
NONINTEREST INCOME
Card fees	72	71	227	198
Fiduciary income	58	51	171	157
Service charges on deposit accounts	50	47	145	138
Commercial lending fees	31	19	76	53
Derivative income (a)	20	9	72	48
Bank-owned life insurance	12	12	32	33
Letter of credit fees	10	9	30	27
Brokerage fees	3	5	11	17
Other noninterest income (a)	24	29	70	65
Total noninterest income	280	252	834	736
NONINTEREST EXPENSES
Salaries and benefits expense	282	257	841	748
Outside processing fee expense	65	58	200	177
Occupancy expense	40	40	117	114
Software expense	40	39	117	115
Equipment expense	13	12	38	36
Advertising expense	10	9	25	24
FDIC insurance expense	4	8	17	24
Other noninterest expenses (a)	11	15	20	51
Total noninterest expenses (a)	465	438	1,375	1,289
Income before income taxes (a)	332	267	1,201	335
Provision for income taxes (a)	70	50	261	59
NET INCOME (a)	262	217	940	276
Less:
Income allocated to participating securities	1	—	4	1
Preferred stock dividends	6	8	17	8
Net income attributable to common shares (a)	$255	$209	$919	$267
Earnings per common share:
Basic (a)	$1.92	$1.49	$6.75	$1.91
Diluted (a)	1.90	1.48	6.67	1.90
Comprehensive income	175	169	669	610
Cash dividends declared on common stock	89	94	276	284
Cash dividends declared per common share	0.68	0.68	2.04	2.04
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2021 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2021		Third Quarter 2020
(in millions, except per share data)	2021	2021	2021	2020	2020	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$411	$404	$386	$414	$408	$7	2%	$3	1%
Interest on investment securities	70	70	69	71	72	—	—	(2)	(3)
Interest on short-term investments	8	5	4	4	4	3	78	4	n/m
Total interest income	489	479	459	489	484	10	2	5	1
INTEREST EXPENSE
Interest on deposits	5	5	7	10	15	—	—	(10)	(62)
Interest on medium- and long-term debt	9	9	9	10	11	—	—	(2)	(28)
Total interest expense	14	14	16	20	26	—	—	(12)	(47)
Net interest income	475	465	443	469	458	10	2	17	4
Provision for credit losses	(42)	(135)	(182)	(17)	5	93	(69)	(47)	n/m
Net interest income after provision for credit losses	517	600	625	486	453	(83)	(14)	64	14
NONINTEREST INCOME
Card fees	72	84	71	72	71	(12)	(15)	1	2
Fiduciary income	58	60	53	52	51	(2)	(2)	7	14
Service charges on deposit accounts	50	47	48	47	47	3	4	3	7
Commercial lending fees	31	27	18	24	19	4	17	12	62
Derivative income (a)	20	22	30	19	9	(2)	(7)	11	n/m
Bank-owned life insurance	12	9	11	11	12	3	33	—	—
Letter of credit fees	10	10	10	10	9	—	—	1	8
Brokerage fees	3	4	4	4	5	(1)	8	(2)	(25)
Other noninterest income (a)	24	21	25	26	29	3	8	(5)	(19)
Total noninterest income	280	284	270	265	252	(4)	(2)	28	11
NONINTEREST EXPENSES
Salaries and benefits expense	282	277	282	271	257	5	2	25	10
Outside processing fee expense	65	71	64	65	58	(6)	(8)	7	11
Occupancy expense	40	38	39	42	40	2	7	—	—
Software expense	40	38	39	39	39	2	1	1	(1)
Equipment expense	13	13	12	13	12	—	—	1	6
Advertising expense	10	9	6	11	9	1	6	1	(3)
FDIC insurance expense	4	7	6	9	8	(3)	(29)	(4)	(42)
Other noninterest expenses (a)	11	10	(1)	15	15	1	18	(4)	(24)
Total noninterest expenses (a)	465	463	447	465	438	2	1	27	6
Income before income taxes (a)	332	421	448	286	267	(89)	(21)	65	25
Provision for income taxes (a)	70	93	98	65	50	(23)	(25)	20	41
NET INCOME (a)	262	328	350	221	217	(66)	(20)	45	21
Less:
Income allocated to participating securities	1	2	1	1	—	(1)	(13)	1	30
Preferred stock dividends	6	5	6	5	8	1	—	(2)	(28)
Net income attributable to common shares (a)	$255	$321	$343	$215	$209	$(66)	(20)%	$46	23%
Earnings per common share:
Basic (a)	$1.92	$2.35	$2.46	$1.54	$1.49	$(0.43)	(18)%	$0.43	29%
Diluted (a)	1.90	2.32	2.43	1.53	1.48	(0.42)	(18)	0.42	28
Comprehensive income	175	313	181	267	169	(138)	(44)	6	4
Cash dividends declared on common stock	89	92	95	94	94	(3)	(2)	(5)	(5)
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
(a)Recast 2020 results. See Reconciliations of Previously Reported Balances.
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2021			2020
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance at beginning of period:
Allowance for loan losses	$652	$777	$948	$978	$1,007
Allowance for credit losses on lending-related commitments	31	30	44	60	59
Allowance for credit losses	683	807	992	1,038	1,066
Loan charge-offs:
Commercial	24	7	14	37	53
Commercial mortgage	—	—	1	—	—
International	2	—	—	—	—
Consumer	—	1	1	2	—
Total loan charge-offs	26	8	16	39	53
Recoveries on loans previously charged-off:
Commercial	22	18	11	9	17
Commercial mortgage	—	—	1	—	1
International	—	1	—	—	—
Residential mortgage	1	—	—	—	—
Consumer	1	—	1	1	2
Total recoveries	24	19	13	10	20
Net loan charge-offs (recoveries)	2	(11)	3	29	33
Provision for credit losses:
Provision for loan losses	(41)	(136)	(168)	(1)	4
Provision for credit losses on lending-related commitments	(1)	1	(14)	(16)	1
Provision for credit losses	(42)	(135)	(182)	(17)	5
Balance at end of period:
Allowance for loan losses	609	652	777	948	978
Allowance for credit losses on lending-related commitments	30	31	30	44	60
Allowance for credit losses	$639	$683	$807	$992	$1,038
Allowance for loan losses as a percentage of total loans	1.26%	1.30%	1.54%	1.81%	1.87%
Allowance for loan losses as a percentage of total loans excluding PPP loans	1.29	1.37	1.66	1.94	2.01
Allowance for credit losses as a percentage of total loans	1.33	1.36	1.59	1.90	1.98
Allowance for credit losses as a percentage of total loans excluding PPP loans	1.35	1.44	1.72	2.03	2.14
Net loan charge-offs (recoveries) as a percentage of average total loans	0.01	(0.09)	0.03	0.22	0.26

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2021			2020
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$200	$221	$230	$252	$241
Real estate construction	6	4	1	1	—
Commercial mortgage	30	31	34	29	20
Lease financing	—	—	1	1	1
International	8	—	—	—	—
Total nonaccrual business loans	244	256	266	283	262
Retail loans:
Residential mortgage	35	41	33	47	40
Consumer:
Home equity	12	14	15	17	20
Total nonaccrual retail loans	47	55	48	64	60
Total nonaccrual loans	291	311	314	347	322
Reduced-rate loans	4	8	2	3	3
Total nonperforming loans	295	319	316	350	325
Foreclosed property	1	—	8	8	10
Other repossessed assets	—	1	1	1	—
Total nonperforming assets	$296	$320	$325	$359	$335
Nonperforming loans as a percentage of total loans	0.61%	0.64%	0.63%	0.67%	0.62%
Nonperforming assets as a percentage of total loans and foreclosed property	0.62	0.64	0.64	0.69	0.64
Allowance for credit losses as a multiple of total nonperforming loans	2.2x	2.1x	2.6x	2.8x	3.2x
Loans past due 90 days or more and still accruing	$12	$27	$60	$45	$29
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$311	$314	$347	$322	$267
Loans transferred to nonaccrual (a)	55	62	61	88	161
Nonaccrual loan gross charge-offs	(26)	(8)	(16)	(39)	(53)
Loans transferred to accrual status (a)	(8)	—	(17)	(3)	—
Nonaccrual loans sold	(9)	—	(25)	—	(14)
Payments/other (b)	(32)	(57)	(36)	(21)	(39)
Nonaccrual loans at end of period	$291	$311	$314	$347	$322
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$29,741	$769	3.46%	$32,289	$840	3.48%
Real estate construction loans	3,826	97	3.37	3,830	112	3.90
Commercial mortgage loans	10,408	224	2.87	9,806	248	3.38
Lease financing (b)	583	(7)	(1.55)	592	15	3.30
International loans	1,024	24	3.17	1,064	30	3.73
Residential mortgage loans	1,814	41	3.05	1,904	50	3.52
Consumer loans	2,112	53	3.36	2,221	64	3.90
Total loans	49,508	1,201	3.24	51,706	1,359	3.51
Mortgage-backed securities (c)	11,221	163	1.95	9,686	168	2.36
U.S. Treasury securities (d)	4,205	46	1.49	3,258	52	2.18
Total investment securities	15,426	209	1.82	12,944	220	2.31
Interest-bearing deposits with banks	16,524	17	0.13	9,229	24	0.35
Other short-term investments	179	—	0.23	151	1	0.62
Total earning assets	81,637	1,427	2.34	74,030	1,604	2.91
Cash and due from banks	972			866
Allowance for loan losses	(770)			(876)
Accrued income and other assets	6,110			5,722
Total assets	$87,949			$79,742
Money market and interest-bearing checking deposits	$30,300	14	0.06	$26,220	65	0.33
Savings deposits	2,974	—	0.01	2,386	1	0.03
Customer certificates of deposit	2,137	3	0.22	2,764	25	1.18
Other time deposits	—	—	—	23	—	2.00
Foreign office time deposits	48	—	0.09	89	—	0.54
Total interest-bearing deposits	35,459	17	0.07	31,482	91	0.39
Short-term borrowings	2	—	—	418	1	0.32
Medium- and long-term debt	3,107	27	1.10	6,821	70	1.38
Total interest-bearing sources	38,568	44	0.15	38,721	162	0.56
Noninterest-bearing deposits	39,912			31,809
Accrued expenses and other liabilities	1,465			1,590
Shareholders' equity	8,004			7,622
Total liabilities and shareholders' equity	$87,949			$79,742
Net interest income/rate spread		$1,383	2.19		$1,442	2.35
Impact of net noninterest-bearing sources of funds			0.08			0.26
Net interest margin (as a percentage of average earning assets)			2.27%			2.61%
(a)Included PPP loans with average balances of $2.9 billion and $2.1 billion, interest income of $96 million and $36 million and average yields of 4.43% and 2.27% for the nine months ended September 30, 2021 and 2020, respectively.
(b)The nine months ended September 30, 2021 included residual value adjustments totaling $20 million, or a 6 basis point impact to average loan yield.
(c)Average balances included $109 million and $212 million of unrealized gains and losses for the years ended September 30, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.
(d)Average balances included $37 million and $94 million of unrealized gains and losses for the years ended September 30, 2021 and 2020, respectively; yields calculated gross of these unrealized gains and losses.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$28,244	$262	3.67%	$30,042	$255	3.38%	$32,226	$255	3.15%
Real estate construction loans	3,160	28	3.46	4,191	34	3.30	4,037	34	3.35
Commercial mortgage loans	11,165	82	2.90	10,093	72	2.87	9,978	71	2.85
Lease financing	580	1	1.12	578	4	2.82	601	5	2.94
International loans	1,075	8	3.13	1,034	8	3.21	1,052	9	3.25
Residential mortgage loans	1,816	13	2.92	1,817	14	3.09	1,961	16	3.41
Consumer loans	2,095	17	3.31	2,073	17	3.37	2,158	18	3.45
Total loans	48,135	411	3.39	49,828	404	3.25	52,013	408	3.13
Mortgage-backed securities (b)	12,331	58	1.89	11,053	53	1.94	9,759	54	2.28
U.S. Treasury securities (c)	3,638	12	1.32	4,350	17	1.53	4,091	18	1.77
Total investment securities	15,969	70	1.76	15,403	70	1.82	13,850	72	2.13
Interest-bearing deposits with banks	20,494	8	0.16	16,126	5	0.11	12,534	4	0.10
Other short-term investments	190	—	0.20	176	—	0.20	158	—	0.29
Total earning assets	84,788	489	2.30	81,533	479	2.36	78,555	484	2.47
Cash and due from banks	964			982			911
Allowance for loan losses	(644)			(755)			(1,002)
Accrued income and other assets	6,245			6,100			5,804
Total assets	$91,353			$87,860			$84,268
Money market and interest-bearing checking deposits	$31,865	4	0.05	$29,993	4	0.06	$27,671	8	0.12
Savings deposits	3,097	—	0.01	3,021	—	0.01	2,560	1	0.02
Customer certificates of deposit	2,128	1	0.20	2,126	1	0.22	2,495	6	0.87
Foreign office time deposits	41	—	0.08	40	—	0.10	103	—	0.10
Total interest-bearing deposits	37,131	5	0.06	35,180	5	0.06	32,829	15	0.17
Short-term borrowings	1	—	—	2	—	—	218	—	0.25
Medium- and long-term debt	2,864	9	1.16	2,858	9	1.18	5,940	11	0.78
Total interest-bearing sources	39,996	14	0.14	38,040	14	0.15	38,987	26	0.27
Noninterest-bearing deposits	41,984			40,340			35,934
Accrued expenses and other liabilities	1,456			1,523			1,513
Shareholders' equity	7,917			7,957			7,834
Total liabilities and shareholders' equity	$91,353			$87,860			$84,268
Net interest income/rate spread		$475	2.16		$465	2.21		$458	2.20
Impact of net noninterest-bearing sources of funds			0.07			0.08			0.13
Net interest margin (as a percentage of average earning assets)			2.23%			2.29%			2.33%
(a)Included PPP loans with average balances of $1.7 billion, $3.5 billion and $3.8 billion, interest income of $34 million, $32 million and $22 million and average yields of 8.02%, 3.66% and 2.31% for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(b)Average balances included $78 million, $91 million and $254 million of unrealized gains and losses for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively; yields calculated gross of these unrealized gains and losses.
(c)Average balances included $23 million, $33 million and $99 million of unrealized gains and losses for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively; yields calculated gross of these unrealized gains and losses.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other	Retained		Total
	Preferred	Shares		Capital	Comprehensive	Earnings	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Income (Loss) (a)	(a)	Stock	Equity
BALANCE AT JUNE 30, 2020	$395	139.0	$1,141	$2,173	$66	$9,496	$(5,469)	$7,802
Net income	—	—	—	—	—	217	—	217
Other comprehensive loss, net of tax	—	—	—	—	(48)	—	—	(48)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(8)	—	(8)
Issuance of preferred stock	(1)	—	—	—	—	—	—	(1)
Net issuance of common stock under employee stock plans	—	0.1	—	—	—	(2)	2	—
Share-based compensation	—	—	—	6	—	—	—	6
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$18	$9,609	$(5,467)	$7,874
BALANCE AT JUNE 30, 2021	$394	133.9	$1,141	$2,163	$(120)	$10,202	$(5,849)	$7,931
Net income	—	—	—	—	—	262	—	262
Other comprehensive loss, net of tax	—	—	—	—	(87)	—	—	(87)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(3.1)	—	—	—	—	(220)	(220)
Net issuance of common stock under employee stock plans	—	0.2	—	—	—	(3)	8	5
Share-based compensation	—	—	—	7	—	—	—	7
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
BALANCE AT DECEMBER 31, 2019	$—	142.1	$1,141	$2,174	$(316)	$9,619	$(5,291)	$7,327
Cumulative effect of change in accounting principle	—	—	—	—	—	13	—	13
Net income	—	—	—	—	—	276	—	276
Other comprehensive income, net of tax	—	—	—	—	334	—	—	334
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(284)	—	(284)
Cash dividends declared on preferred stock	—	—	—	—	—	(8)	—	(8)
Purchase of common stock	—	(3.4)	—	—	—	—	(194)	(194)
Issuance of preferred stock	394	—	—	—	—	—	—	394
Net issuance of common stock under employee stock plans	—	0.4	—	(13)	—	(7)	18	(2)
Share-based compensation	—	—	—	18	—	—	—	18
BALANCE AT SEPTEMBER 30, 2020	$394	139.1	$1,141	$2,179	$18	$9,609	$(5,467)	$7,874
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	940	—	940
Other comprehensive loss, net of tax	—	—	—	—	(271)	—	—	(271)
Cash dividends declared on common stock ($2.04 per share)	—	—	—	—	—	(276)	—	(276)
Cash dividends declared on preferred stock	—	—	—	—	—	(17)	—	(17)
Purchase of common stock	—	(9.0)	—	(24)	—	—	(649)	(673)
Net issuance of common stock under employee stock plans	—	0.8	—	(27)	—	(8)	49	14
Share-based compensation	—	—	—	36	—	—	—	36
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
(a)See Reconciliations of Previously Reported Balances.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended September 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$407	$149	$40	$(124)	$3	$475
Provision for credit losses	(25)	(5)	(13)	—	1	(42)
Noninterest income	169	32	69	10	—	280
Noninterest expenses	224	159	79	—	3	465
Provision (benefit) for income taxes	83	4	10	(27)	—	70
Net income (loss)	$294	$23	$33	$(87)	$(1)	$262
Net credit-related charge-offs (recoveries)	$4	$(1)	$(1)	$—	$—	$2
Selected average balances:
Assets	$43,240	$3,105	$4,956	$17,922	$22,130	$91,353
Loans	41,040	2,297	4,829	—	(31)	48,135
Deposits	46,632	26,088	5,209	977	209	79,115
Statistical data:
Return on average assets (a)	2.33%	0.34%	2.36%	n/m	n/m	1.14%
Efficiency ratio (b)	38.82	87.18	72.83	n/m	n/m	61.57

	Commercial	Retail	Wealth
Three Months Ended June 30, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$402	$145	$43	$(127)	$2	$465
Provision for credit losses	(123)	(7)	(4)	—	(1)	(135)
Noninterest income	167	30	71	9	7	284
Noninterest expenses	204	173	77	1	8	463
Provision (benefit) for income taxes	111	1	9	(26)	(2)	93
Net income (loss)	$377	$8	$32	$(93)	$4	$328
Net credit-related (recoveries) charge-offs	$(12)	$1	$—	$—	$—	$(11)
Selected average balances:
Assets	$44,283	$3,395	$5,063	$17,461	$17,658	$87,860
Loans	42,350	2,533	4,936	—	9	49,828
Deposits	43,682	25,573	5,103	944	218	75,520
Statistical data:
Return on average assets (a)	3.21%	0.12%	2.40%	n/m	n/m	1.50%
Efficiency ratio (b)	35.95	98.06	66.85	n/m	n/m	61.66

	Commercial	Retail	Wealth
Three Months Ended September 30, 2020	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$412	$128	$42	$(125)	$1	$458
Provision for credit losses	14	(2)	(7)	—	—	5
Noninterest income	135	28	64	16	9	252
Noninterest expenses (c)	203	151	74	—	10	438
Provision (benefit) for income taxes (c)	68	—	9	(26)	(1)	50
Net income (loss) (c)	$262	$7	$30	$(83)	$1	$217
Net credit-related charge-offs (recoveries)	$35	$(1)	$(1)	$—	$—	$33
Selected average balances:
Assets	$45,638	$3,489	$5,197	$15,909	$14,035	$84,268
Loans	44,250	2,680	5,094	—	(11)	52,013
Deposits	39,535	23,604	4,439	1,004	181	68,763
Statistical data:
Return on average assets (a), (c)	2.29%	0.09%	2.35%	n/m	n/m	1.02%
Efficiency ratio (b), (c)	37.12	96.36	70.03	n/m	n/m	61.74
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares.
(c)See Reconciliations of Previously Reported Balances.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended September 30, 2021	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$180	$180	$117	$119	$(121)	$475
Provision for credit losses	(12)	1	(30)	(2)	1	(42)
Noninterest income	70	40	42	118	10	280
Noninterest expenses	144	105	95	118	3	465
Provision (benefit) for income taxes	23	26	20	28	(27)	70
Net income (loss)	$95	$88	$74	$93	$(88)	$262
Net credit-related charge-offs (recoveries)	$4	$5	$(9)	$2	$—	$2
Selected average balances:
Assets	$12,063	$17,213	$10,303	$11,717	$40,057	$91,353
Loans	11,445	17,042	9,650	10,024	(26)	48,135
Deposits	27,735	23,112	11,377	15,705	1,186	79,115
Statistical data:
Return on average assets (a)	1.33%	1.44%	2.37%	2.11%	n/m	1.14%
Efficiency ratio (b)	57.15	47.99	59.33	50.07	n/m	61.57

				Other	Finance
Three Months Ended June 30, 2021	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$178	$174	$114	$124	$(125)	$465
Provision for credit losses	(26)	(24)	(77)	(7)	(1)	(135)
Noninterest income	72	41	35	120	16	284
Noninterest expenses	136	116	91	111	9	463
Provision (benefit) for income taxes	29	29	29	34	(28)	93
Net income (loss)	$111	$94	$106	$106	$(89)	$328
Net credit-related charge-offs (recoveries)	$1	$—	$(12)	$—	$—	$(11)
Selected average balances:
Assets	$12,830	$17,679	$10,615	$11,614	$35,122	$87,860
Loans	12,245	17,515	10,008	10,048	12	49,828
Deposits	26,709	20,582	11,153	15,914	1,162	75,520
Statistical data:
Return on average assets (a)	1.62%	1.75%	3.35%	2.51%	n/m	1.50%
Efficiency ratio (b)	54.18	53.63	61.35	45.41	n/m	61.66

				Other	Finance
Three Months Ended September 30, 2020	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$167	$173	$118	$124	$(124)	$458
Provision for credit losses	18	15	(25)	(3)	—	5
Noninterest income	66	31	28	102	25	252
Noninterest expenses (c)	138	97	88	105	10	438
Provision (benefit) for income taxes (c)	13	21	17	26	(27)	50
Net income (loss) (c)	$64	$71	$66	$98	$(82)	$217
Net credit-related charge-offs	$6	$14	$11	$2	$—	$33
Selected average balances:
Assets	$13,232	$17,886	$11,339	$11,867	$29,944	$84,268
Loans	12,681	17,771	10,911	10,661	(11)	52,013
Deposits	24,685	18,868	10,649	13,376	1,185	68,763
Statistical data:
Return on average assets (a), (c)	0.99%	1.44%	2.17%	2.67%	n/m	1.02%
Efficiency ratio (b), (c)	58.79	47.54	60.32	46.87	n/m	61.74
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares.
(c)See Reconciliations of Previously Reported Balances.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	September 30,	June 30,	September 30,
(dollar amounts in millions)	2021	2021	2020
Common Equity Tier 1 Capital (a):
Tier 1 capital	$7,359	$7,398	$7,199
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$6,965	$7,004	$6,805
Risk-weighted assets	$68,193	$67,685	$66,405
Tier 1 capital ratio	10.79%	10.93%	10.84%
Common equity tier 1 capital ratio	10.21	10.35	10.25
Tangible Common Equity:
Total shareholders' equity	$7,803	$7,931	$7,874
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$7,409	$7,537	$7,480
Less:
Goodwill	635	635	635
Other intangible assets (b)	12	14	2
Tangible common equity	$6,762	$6,888	$6,843
Total assets	$94,529	$88,355	$83,631
Less:
Goodwill	635	635	635
Other intangible assets (b)	12	14	2
Tangible assets	$93,882	$87,706	$82,994
Common equity ratio	7.84%	8.53%	8.94%
Tangible common equity ratio	7.20	7.85	8.24
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,409	$7,537	$7,480
Tangible common equity	6,762	6,888	6,843
Shares of common stock outstanding (in millions)	131	134	139
Common shareholders' equity per share of common stock	$56.55	$56.28	$53.78
Tangible common equity per share of common stock	51.61	51.43	49.20
(a)September 30, 2021 ratios are estimated. Ratios reflect deferral of CECL model impact as calculated per regulatory guidance. The deferred amounts were zero at both September 30, 2021 (estimated) and June 30, 2021 and $83 million at September 30, 2020.
(b)In first quarter 2021, the Corporation acquired $13 million in intangible assets to be amortized over ten years.

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Defined Benefit Plan Accounting Method Change
Effective January 1, 2021, the Corporation elected to change the accounting methodology for determining the market-related value of assets for certain classes of assets in the qualified defined benefit pension plan. The change in accounting methodology is applied retrospectively to all prior periods presented in the consolidated financial statements. The following table reconciles the impact of the change to the qualified defined benefit plan on the Corporation's previously reported consolidated financial statements.
Consolidated Statements of Comprehensive Income

	Three Months Ended		Nine Months Ended
	December 31,	September 30,	September 30,
(in millions, except per share data)	2020	2020	2020
Other noninterest expenses:
As reported	$23	$23	$73
Effect of accounting change	(8)	(8)	(22)
Recast other noninterest expense	$15	$15	$51
Provision for income taxes:
As reported	$63	$48	$54
Effect of accounting change	2	2	5
Recast provision for income taxes	$65	$50	$59
Net income:
As reported	$215	$211	$259
Effect of accounting change	6	6	17
Recast net income	$221	$217	$276
Basic earnings per common share:
As reported	$1.50	$1.45	$1.79
Effect of accounting change	0.04	0.04	0.12
Recast basic earnings per common share	$1.54	$1.49	$1.91
Diluted earnings per common share:
As reported	$1.49	$1.44	$1.78
Effect of accounting change	0.04	0.04	0.12
Recast diluted earnings per common share	$1.53	$1.48	$1.90
Consolidated Balance Sheets

	December 31,	September 30,	June 30,	December 31,
(in millions)	2020	2020	2020	2019
Accumulated other comprehensive income (loss):
As reported	$168	$116	$158	$(235)
Effect of accounting change	(104)	(98)	(92)	(81)
Recast accumulated other comprehensive income (loss)	$64	$18	$66	$(316)
Retained earnings:
As reported	$9,623	$9,511	$9,404	$9,538
Effect of accounting change	104	98	$92	81
Recast retained earnings	$9,727	$9,609	$9,496	$9,619

RECONCILIATIONS OF PREVIOUSLY REPORTED BALANCES (unaudited)
Comerica Incorporated and Subsidiaries

Change in Presentation of Customer Derivative Income and Foreign Exchange Income
Beginning with the first quarter 2021, the Corporation reported customer derivative income, previously a component of other noninterest income, and foreign exchange income as a combined item captioned derivative income on the Consolidated Statements of Comprehensive Income. Prior periods have been adjusted to conform to this presentation. The changes in presentation did not impact total noninterest income. The table below reconciles amounts previously reported to the new presentation.

	Three Months Ended		Nine Months Ended
	December 31,	September 30,	September 30,
(in millions)	2020	2020	2020
Foreign exchange income (as reported)	$11	$9	$29
Customer derivative income (a)	8	—	19
Derivative income	$19	$9	$48

Other noninterest income (as reported)	$34	$29	$84
Less: Customer derivative income (a)	8	—	19
Other noninterest income (as adjusted)	$26	$29	$65
(a)Previously reported as a component of other noninterest income.